Exhibit 99.1
UWM Holdings Corporation Announces
Fourth Quarter & Full Year 2021 Results
$239.8 million in 4Q21 Net Income; $1.6 billion in Full Year 2021 Net Income;
Record Fourth Quarter Total Loan Volume of $55.2 billion, including Purchase Volume of $24.5 billion
PONTIAC, MI, March 1, 2022 - UWM Holdings Corporation (NYSE: UWMC), the publicly traded indirect parent of United Wholesale Mortgage (“UWM”), the #1 wholesale mortgage lender in America, today announced its results for the fourth quarter and full year ended December 31, 2021. The Company reported 4Q21 net income of $239.8 million, full year 2021 net income of $1.6 billion and diluted earnings per share for 2021 of $0.66. Loan origination volume for the quarter was $55.2 billion, which included $24.5 billion in purchase volume. Net income for the fourth quarter was inclusive of a $139.0 million decline in fair value of mortgage servicing rights ("MSRs"). Net income for full year 2021 was inclusive of a $587.8 million decline in fair value of MSRs.

Mat Ishbia, Chairman and CEO of UWMC, said: "2021 was a fantastic year for UWM with incredible milestones: from becoming a public company to delivering another year of record production. We have continued to be relentless about developing and launching innovative technology solutions like BOLT, the most advanced underwriting system in the Industry, to enable sustainable and profitable growth for both UWM and our broker partners. We also delivered our best fourth quarter production of all time, coupled with growth in the broker channel."

Ishbia continued, "As the industry navigates rising rates and low housing inventory, UWM is well-positioned to succeed by doing what we do best - proving a mortgage broker is the fastest, easiest and most affordable option for borrowers. With continued channel growth and elite industry-leading service, we are poised to reach our goal of becoming the nation's #1 overall mortgage lender."
Fourth Quarter 2021 Financial Highlights
•Originations of $55.2 billion, slightly above the $54.7 billion originated in 4Q20
•Purchase originations of $24.5 billion, a 103% increase compared to $12.1 billion in 4Q20
•Net income of $239.8 million inclusive of a $139.0 million decline in fair value of MSRs, as compared to $1.4 billion of net income in 4Q20 inclusive of $215.4 million of expenses related to amortization, impairment, and payoffs of MSRs
•Total gain margin of 80 bps compared to 305 bps in 4Q20
•Achieved approximately 33%1 market share of the wholesale channel for the quarter ended December 31, 2021
•Accelerated stock buyback, repurchasing 8,755,713 shares of Class A common stock in 4Q21 for $60.6 million, at an average price per share of $6.93

Full Year 2021 Financial Highlights

•Originations of $226.5 billion in 2021, a 24% increase from $182.5 billion in 2020
•Purchase originations of $87.3 billion in 2021, a 103% increase compared to $42.9 billion in 2020
•Net income of $1.6 billion in 2021 inclusive of a $587.8 million decline in fair value of MSRs, as compared to $3.4 billion of net income in 2020 inclusive of $573.1 million of expenses related to amortization, impairment, and payoffs of MSRs
•Total gain margin of 114 bps in 2021 compared to 249 bps in 2020

•Largest wholesale mortgage lender in the U.S. by closed loan volume seven years in a row, with approximately 31%2 market share of the wholesale channel for the year ended December 31, 2021
•Total equity of $3.2 billion at December 31, 2021 as compared to $2.4 billion at December 31, 2020
•Unpaid principal balance of MSRs increased to $319.8 billion with a WAC of 2.94% at December 31, 2021 as compared to $188.3 billion with a WAC of 3.13% at December 31, 2020
•Through December 31, 2021, shares of Class A common stock repurchased by the Company totaled 11,498,330 for $81.6 million, at an average price per share of $7.10

Production and Income Statement Highlights (dollars in thousands)

	Q4 2021	Q3 2021	Q4 2020	FY 2021	FY 2020
Funded loan volume(1)	$55,194,365	$63,004,342	$54,678,923	$226,503,692	$182,547,641
Total gain margin(1)(2)	0.80%	0.94%	3.05%	1.14%	2.49%
Net income	$239,826	$329,857	$1,371,791	$1,568,400	$3,382,510
Adjusted net income(3)	177,123	254,672	1,048,774	1,205,776	2,586,109
Adjusted EBITDA(3)	206,887	290,382	1,357,234	1,418,337	3,454,091

(1)Key operational metric - see discussion below.
(2)Represents total loan production income divided by total production.
(3)Non-GAAP metric - see discussion below.
Balance Sheet Highlights as of Period-end (dollars in thousands)

	Q4 2021	Q3 2021	Q4 2020
Cash and cash equivalents	$731,088	$950,910	$1,223,837
Mortgage loans at fair value	17,473,324	11,736,642	7,916,515
Mortgage servicing rights (fair value at Q4 2021 and Q3 2021; amortized cost at Q4 2020)(1)	3,314,952	2,900,310	1,756,864
Total assets	22,528,358	16,480,950	11,493,476
Non-funding debt (2)	2,158,911	1,580,143	1,159,283
Total equity	3,171,001	2,994,028	2,374,280
Non-funding debt to equity (2)	0.68	0.53	0.49

(1)The Company elected the fair value method of accounting for mortgage servicing rights effective January 1, 2021.
(2)Non-GAAP metric - please see discussion below.

In the fourth quarter 2021, the Company proactively raised the loan limits on conforming loans in anticipation of the upcoming FHFA increase effective January 1, 2022. As a result of this early roll-out of the increased loan size limits and the aggregation of loans for private label securitization transactions, the Company's outstanding loan balances and the amounts outstanding under the Company's warehouse lines materially increased as of December 31, 2021, and in conjunction, our cash balance decreased. However, these amounts returned to more normalized levels when these loans were sold to the GSEs in early January 2022. As of January 31, 2022, our mortgage loans at fair value had decreased to $7.9 billion, as compared to $17.5 billion at December 31, 2021, and the amounts outstanding under our warehouse lines of credit had decreased to $7.0 billion as of January 31, 2022, as compared to $16.0 billion at December 31, 2021. In addition, our cash balance as of January 31, 2022, had increased to $887.7 million, as compared to $731.1 million at December 31, 2021.

"Our decision to temporarily increase our assets and utilize our cash during Q4 is a great example of the benefits of being a public company and having significantly more cash, equity and liquidity than we have had through most of our history," said Ishbia. "Being able to opportunistically roll out higher conforming loan limits early was a strategic move giving borrowers and brokers a financing option that they would not have otherwise had. It serves as another example of the partnership and value that UWM provides to independent mortgage brokers."

________________________________
1,2 Source: Industry Mortgage Finance

Mortgage Servicing Rights (dollars in thousands)

	Q4 2021	Q3 2021	Q4 2020
Unpaid principal balance	$319,807,457	$284,918,293	$188,268,883
Weighted average interest rate	2.94%	2.95%	3.13%
Weighted average age (months)	9	8	6
Technology Update
•BOLT was developed in-house by a team of technology and mortgage experts and launched in Q3 of 2021. This groundbreaking technology sped up the application to clear-to-close time (“Clear to Close”) on conventional loans that utilized BOLT by an average of approximately 5 days

•UWM Appraisal Direct, also launched in Q3 of 2021, provides mortgage brokers a streamlined, transparent process for the scheduling, execution and delivery of an appraisal that they can easily track, which will deliver faster appraisals to offer a better experience and relieve a key pain point in the mortgage industry
Operational Highlights
•We maintained an average Clear to Close of approximately 19 business days in 4Q21 while management estimates an industry average of 43 days3 during 4Q21
•Our 0.81% 60+ days delinquency and our 0.57% forbearance rates, as of December 31, 2021, are significantly better than the industry averages of 3.38%4 and 1.41%4, respectively, highlighting our strong credit quality
Product and Investor Mix - Unpaid Principal Balance of Originations (dollars in thousands)

Purchase:	Q4 2021	Q3 2021	Q4 2020	FY 2021	FY 2020
Conventional	$16,643,586	$18,633,123	$10,638,926	$63,026,794	$33,717,939
Jumbo	2,861,921	3,368,094	661	9,395,143	583,299
Government	4,996,092	4,472,931	1,457,197	14,833,808	8,619,874
Total Purchase	$24,501,599	$26,474,148	$12,096,784	$87,255,745	$42,921,112

Refinance:	Q4 2021	Q3 2021	Q4 2020	FY 2021	FY 2020
Conventional	$25,032,327	$31,353,081	$37,647,428	$120,152,065	$119,807,647
Jumbo	2,074,353	2,244,459	—	7,061,299	897,409
Government	3,586,086	2,932,654	4,934,711	12,034,583	18,921,473
Total Refinance	$30,692,766	$36,530,194	$42,582,139	$139,247,947	$139,626,529
Total Originations	$55,194,365	$63,004,342	$54,678,923	$226,503,692	$182,547,641
"We are excited by the success and significant growth we are seeing in the broker channel," said Ishbia. "Not only are more consumers learning that a mortgage broker is the fastest, easiest and most affordable way to obtain a mortgage, more and more retail loan officers are also realizing that they can better serve consumers and accelerate their own career growth by becoming independent mortgage brokers.”
First Quarter 2022 Outlook
We anticipate first quarter production to be in the $33-$42 billion range, with expected gain margin between 75 and 85 bps.
Dividend
Subsequent to December 31, 2021, for the fifth consecutive quarter, the Company's Board of Directors declared a cash dividend of $0.10 per share on the outstanding shares of Class A common stock. The dividend is payable on April 11, 2022 (the “Dividend Payment Date”) to stockholders of record at the close of business on March 14, 2022. On or before the Dividend Payment Date, the Board, in its capacity as the Manager of UWM Holdings LLC ("Holdings LLC") and pursuant to its authority under the Holdings LLC Amended and Restated Operating Agreement, will determine whether to (a) make distributions from Holdings LLC to only UWM Holdings Corporation, as the owner of the Class A Units of Holdings LLC with the proportional amount due to SFS Holding Corp. ("SFS Corp.") as the owner of the Class B Units of Holdings LLC, being distributed upon the sooner to occur of (i) the Board making a determination to do so or (ii) the date on which Class B Units of Holdings LLC are converted into shares of Class B common stock of UWMC or (b) make proportional and simultaneous distributions from Holdings LLC to both UWM Holdings Corporation, as the owner of the Class A Units of Holdings LLC and to SFS Corp. as the owner of the Class B Units of Holdings LLC.
_______________________________
3 Source: ICE Mortgage Technology; 4 Source: Mortgage Bankers Association

Earnings Conference Call Details
As previously announced, the Company will hold a conference call for financial analysts and investors on Tuesday, March 1, at 10:00 AM ET to review the results and answer questions. Interested parties may register for a toll-free dial-in number by visiting:

•https://conferencingportals.com/event/YModynrv
Please dial in at least 15 minutes in advance to ensure a timely connection to the call. Audio webcast, taped replay and transcript will be available on the Company's investor relations website at https://investors.uwm.com/.
Key Operational Metrics
“Funded loan volume” and “Total gain margin” are key operational metrics that the Company's management uses to evaluate the performance of the business. “Funded loan volume” is the aggregate principal of the residential mortgage loans originated by the Company during a period. “Total gain margin” represents total loan production income divided by funded loan volume for the applicable periods.
Non-GAAP Metrics
The Company's net income for periods prior to the first quarter of 2021 does not reflect a significant income tax provision, since UWM (the Company's accounting predecessor) is a pass-through entity not subject to federal and most state income taxes. For periods commencing with the first quarter of 2021, the Company's net income does not reflect the income tax provision that would otherwise be reflected if 100% of the economic interest in UWM was owned by the Company. Therefore, for comparison purposes, the Company provides “Adjusted net income,” which is our pre-tax income adjusted for a 23.6% estimated annual effective tax rate. “Adjusted net income” is a Non-GAAP Metric.

We also disclose Adjusted EBITDA, which we define as earnings before interest expense on non-funding debt, provision for income taxes, depreciation and amortization, stock-based compensation expense, the change in fair value of MSRs due to valuation inputs or assumptions (for periods subsequent to the election of the fair value method accounting for MSRs) and the impairment or recovery of MSRs (for periods prior to the election of the fair value method of accounting for MSRs), the impact of non-cash deferred compensation expense, the change in fair value of the Public and Private Warrants, the change in Tax Receivable Agreement liability and the change in fair value of retained investment securities. We exclude the change in Tax Receivable Agreement liability, the change in fair value of the Public and Private Warrants, the change in fair value of retained investment securities, and the change in fair value of MSRs due to valuation inputs or assumptions, or impairment or recovery of MSRs prior to the election of the fair value method of accounting for MSRs, as these represent non-cash, non-realized adjustments to our earnings, which is not indicative of our performance or results of operations. Adjusted EBITDA includes interest expense on funding facilities, which are recorded as a component of interest expense, as these expenses are a direct operating expense driven by loan origination volume. By contrast, interest expense on non-funding debt is a function of our capital structure and is therefore excluded from Adjusted EBITDA.

In addition, we disclose “Non-funding debt” and the “Non-funding debt to equity ratio” as a non-GAAP metric. We define “Non-funding debt” as the total of the Company's senior notes, operating lines of credit, borrowings against investment securities, equipment note payable, and finance leases as reported on our balance sheet and the “Non-funding debt to equity ratio” as total non-funding debt divided by the Company’s total equity.

Management believes that these non-GAAP metrics provide useful information to investors. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for any other operating performance measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies.

The following table presents these non-GAAP financial measures along with their most directly comparable financial measure calculated in accordance with GAAP (dollars in thousands):

Adjusted Net Income	Q4 2021	Q3 2021	Q4 2020	FY 2021	FY 2020
Earnings before income taxes	$231,836	$333,340	$1,372,741	$1,578,241	$3,384,960
Impact of estimated annual effective tax rate of 23.6%	(54,713)	(78,668)	(323,967)	(372,465)	(798,851)
Adjusted Net Income	$177,123	$254,672	$1,048,774	$1,205,776	$2,586,109

Adjusted EBITDA	Q4 2021	Q3 2021	Q4 2020	FY 2021	FY 2020
Net income	$239,826	$329,857	$1,371,791	$1,568,400	$3,382,510
Interest expense on non-funding debt	25,417	22,034	11,922	86,086	28,062
Provision for income taxes	(7,990)	3,483	950	9,841	2,450
Depreciation and amortization	10,422	9,034	8,749	35,098	16,820
Stock-based compensation expense	2,014	2,126	—	6,467	—
Change in fair value of MSRs due to valuation inputs or assumptions	(65,104)	(61,477)	—	(286,348)	—
(Recovery) Impairment of MSRs	—	—	(12,578)	—	19,584
Deferred compensation, net	(2,135)	(5,965)	(23,600)	21,900	4,665
Change in fair value of Public and Private Warrants	(5,161)	(12,110)	—	(36,105)	—
Change in Tax Receivable Agreement liability	8,537	3,400	—	11,937	—
Change in fair value of investment securities	1,061	—	—	1,061	—
Adjusted EBITDA	$206,887	$290,382	$1,357,234	$1,418,337	$3,454,091

Non-funding debt and non-funding debt to equity	Q4 2021	Q3 2021	Q4 2020
Senior notes	$1,980,112	$1,484,370	$789,323
Borrowings against investment securities	118,786	32,560	—
Operating lines of credit	—	—	320,300
Equipment note payable	2,046	2,343	26,528
Finance lease liability	57,967	60,871	23,132
Total non-funding debt	$2,158,911	$1,580,144	$1,159,283
Total equity	$3,171,001	$2,994,028	$2,374,280
Non-funding debt to equity	0.68	0.53	0.49
Forward-Looking Statements
This press release and our earnings call include forward-looking statements. These forward-looking statements are generally identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict” and similar words indicating that these reflect our views with respect to future events. Forward-looking statements in this press release include statements regarding: (1) our foundation and strategies for growth and the drivers of that growth; (2) our “All-In” initiative and its impact on our business and industry; (3) our performance in shifting market conditions and the comparison of such performance against our competitors; (4) growth of the wholesale channel and the benefits to our business of such growth; (5) our investments in technology and the impact to our operations and financial results; and (6) our purchase production and product mix. These statements are based on management’s current expectations, but are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results materially differ from those stated or implied in the forward-looking statements, including (i) UWM’s dependence on macroeconomic and U.S. residential real estate market conditions, including changes in U.S. monetary policies that affect interest rates; (ii) UWM’s reliance on its warehouse facilities and the risk of a decrease in the value of the collateral underlying certain of its facilities causing an unanticipated margin call; (iii) UWM’s ability to sell loans in the secondary market; (iv) UWM’s dependence on the government-sponsored entities such as Fannie Mae and Freddie Mac; (v) changes in the GSEs’, FHA, USDA and VA guidelines or GSE and Ginnie Mae guarantees; (vi) UWM’s dependence on Independent Mortgage Advisors to originate mortgage loans; (vii) the risk that an increase in the value of the MBS UWM sells in forward markets to hedge its pipeline may result in an unanticipated margin call; (viii) UWM’s inability to continue to grow, or to effectively manage the growth of its loan origination volume; (ix) UWM’s ability to continue to attract and retain its Independent Mortgage Advisor relationships; (x) UWM’s ability to implement technological innovation; (xi) UWM’s ability to continue to comply with the complex state and federal laws, regulations or practices applicable to mortgage loan origination and servicing in general; and (xii) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission including those under “Risk Factors” therein. With respect to expectations regarding the share repurchase program, the amount and timing of share repurchases will depend upon, among other things, market conditions, share price, liquidity targets and regulatory requirements. We wish to caution readers that certain important factors may have affected and could in the future affect our results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of us. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.
About UWM Holdings Corporation and United Wholesale Mortgage
Headquartered in Pontiac, Michigan, UWM Holdings Corporation (the Company) is the publicly traded indirect parent of United Wholesale Mortgage, LLC (“UWM”). UWM is the largest wholesale mortgage lender in the United States, originating mortgage loans exclusively through the wholesale channel. With a culture of continuous innovation of technology and enhanced client experience, UWM leads the market by building upon its proprietary and exclusively licensed technology platforms, superior service and focused partnership with the independent mortgage broker community. UWM originates primarily conforming and government loans across all 50 states and the District of Columbia.

For inquiries regarding UWM, please contact:
INVESTOR CONTACT	MEDIA CONTACT
BLAKE KOLO	NICOLE YELLAND
InvestorRelations@uwm.com	Media@uwm.com

UWM HOLDINGS CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share amounts)

	December 31, 2021	December 31, 2020
Assets
Cash and cash equivalents	$731,088	$1,223,837
Mortgage loans at fair value	17,473,324	7,916,515
Derivative assets	67,356	61,072
Investment securities at fair value, pledged	152,263	—
Accounts receivable, net	415,691	253,600
Mortgage servicing rights	3,314,952	1,756,864
Premises and equipment, net	151,687	107,572
Operating lease right-of-use asset, net (includes $104,595 and $92,571 with related parties)	104,828	93,098
Finance lease right-of-use asset (includes $28,619 and $0 with related parties)	57,024	22,929
Other assets	60,145	57,989
Total assets	$22,528,358	$11,493,476
Liabilities and Equity
Warehouse lines of credit	$15,954,938	$6,941,397
Derivative liabilities	36,741	66,237
Operating lines of credit	—	320,300
Borrowings against investment securities	118,786	—
Accounts payable and accrued expenses	1,085,365	847,745
Accrued dividends payable	9,171	—
Equipment note payable	2,046	26,528
Senior notes	1,980,112	789,323
Operating lease liability (includes $111,999 and $104,006 with related parties)	112,231	104,534
Finance lease liability (includes $29,087 and $0 with related parties)	57,967	23,132
Total liabilities	19,357,357	9,119,196
Equity:
Preferred stock, $0.0001 par value - 100,000,000 shares authorized, none issued and outstanding as of December 31, 2021	—	—
Class A common stock, $0.0001 par value - 4,000,000,000 shares authorized, 91,612,305 shares issued and outstanding as of December 31, 2021	9	—
Class B common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of December 31, 2021	—	—
Class C common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of December 31, 2021	—	—
Class D common stock, $0.0001 par value - 1,700,000,000 shares authorized, 1,502,069,787 shares issued and outstanding as of December 31, 2021	150	—
Additional paid-in capital	437	24,839
Retained earnings	141,805	2,349,441
Non-controlling interest	3,028,600	—
Total equity	3,171,001	2,374,280
Total liabilities and equity	$22,528,358	$11,493,476

UWM HOLDINGS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)

	For the three months ended			For the year ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Revenue	(Unaudited)	(Unaudited)	(Unaudited)
Loan production income	$442,407	$589,461	$1,667,252	$2,585,807	$4,551,415
Loan servicing income	194,976	174,695	105,648	638,738	288,304
Change in fair value of mortgage servicing rights	(138,988)	(170,462)	—	(587,813)	—
Gain (loss) on sale of mortgage servicing rights	2,461	(5,443)	3,538	1,791	(62,285)
Interest income	104,601	102,063	41,852	331,770	161,160
Total revenue, net	605,457	690,314	1,818,290	2,970,293	4,938,594
Expenses
Salaries, commissions and benefits	146,697	164,971	89,437	697,680	552,143
Direct loan production costs	25,292	18,980	14,595	72,952	54,459
Marketing, travel, and entertainment	25,334	14,138	6,454	62,472	20,367
Depreciation and amortization	10,422	9,034	8,749	35,098	16,820
General and administrative	36,467	39,148	28,022	133,334	98,856
Servicing costs	36,200	29,192	29,549	108,967	70,835
Amortization, impairment and pay-offs of mortgage servicing rights	—	—	215,390	—	573,118
Interest expense	88,772	90,221	53,353	304,656	167,036
Other (income)/expense	4,437	(8,710)	—	(23,107)	—
Total expenses	373,621	356,974	445,549	1,392,052	1,553,634
Earnings before income taxes	231,836	333,340	1,372,741	1,578,241	3,384,960
Provision for income taxes	(7,990)	3,483	950	9,841	2,450
Net income	239,826	329,857	1,371,791	1,568,400	3,382,510
Net income attributable to non-controlling interest	222,876	304,611	N/A	1,469,955	N/A
Net income attributable to UWMC	$16,950	$25,246	N/A	$98,445	N/A

Earnings per share of Class A common stock:
Basic	$0.17	$0.25	N/A	$0.98	N/A
Diluted	$0.11	$0.16	N/A	$0.66	N/A
Weighted average shares outstanding:
Basic	97,138,073	101,106,023	N/A	100,881,094	N/A
Diluted	1,599,785,759	1,603,710,511	N/A	1,603,157,640	N/A

Addendum to Exhibit 99.1

This addendum includes the Company's Consolidated Balance Sheets as of December 31, 2021, and the preceding four quarters and Statements of Operations for the quarter ended December 31, 2021, and the preceding four quarters for purposes of providing historical quarterly trending information to investors.

CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share amounts)

	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Assets		(Unaudited)	(Unaudited)	(Unaudited)
Cash and cash equivalents	$731,088	$950,910	$1,048,177	$1,592,663	$1,223,837
Mortgage loans at fair value	17,473,324	11,736,642	12,404,112	5,503,271	7,916,515
Derivative assets	67,356	143,807	75,438	113,168	61,072
Investment securities at fair value, pledged	152,263	41,809	—	—	—
Accounts receivable, net	415,691	340,028	317,458	549,381	253,600
Mortgage servicing rights	3,314,952	2,900,310	2,662,556	2,300,434	1,756,864
Premises and equipment, net	151,687	145,774	130,864	111,964	107,572
Operating lease right-of-use asset, net	104,828	105,902	87,130	87,896	93,098
Finance lease right-of-use asset	57,024	60,113	61,356	54,456	22,929
Other assets	60,145	55,655	57,007	59,393	57,989
Total assets	$22,528,358	$16,480,950	$16,844,098	$10,372,626	$11,493,476
Liabilities and Equity
Warehouse lines of credit	$15,954,938	$10,487,950	$11,249,213	$4,823,740	$6,941,397
Derivative liabilities	36,741	61,434	82,551	55,479	66,237
Operating lines of credit	—	—	—	400,000	320,300
Borrowings against investment securities	118,786	32,560	—	—	—
Accounts payable and accrued expenses	1,085,365	1,229,483	1,018,536	1,185,499	847,745
Accrued dividends payable	9,171	10,087	160,444	160,517	—
Equipment note payable	2,046	2,343	2,583	25,424	26,528
Senior notes	1,980,112	1,484,370	1,483,587	789,870	789,323
Operating lease liability	112,231	117,824	98,280	99,188	104,534
Finance lease liability	57,967	60,871	61,918	54,873	23,132
Total liabilities	19,357,357	13,486,922	14,157,112	7,594,590	9,119,196
Equity:
Preferred stock, $0.0001 par value - 100,000,000 shares authorized, none issued and outstanding as of September 30, 2021	—	—	—	—	—
Class A common stock, $0.0001 par value - 4,000,000,000 shares authorized, 100,367,478 shares issued and outstanding as of September 30, 2021	9	10	10	10	—
Class B common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of September 30, 2021	—	—	—	—	—
Class C common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of September 30, 2021	—	—	—	—	—
Class D common stock, $0.0001 par value - 1,700,000,000 shares authorized, 1,502,069,787 shares issued and outstanding as of September 30, 2021	150	150	150	150	—
Additional paid-in capital	437	313	187	—	24,839
Retained earnings	141,805	129,815	109,397	113,078	2,349,441
Non-controlling interest	3,028,600	2,863,740	2,577,242	2,664,798	—
Total equity	3,171,001	2,994,028	2,686,986	2,778,036	2,374,280
Total liabilities and equity	$22,528,358	$16,480,950	$16,844,098	$10,372,626	$11,493,476

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)
(Unaudited)

	For the three months ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Revenue
Loan production income	$442,407	$589,461	$479,274	$1,074,665	$1,667,252
Loan servicing income	194,976	174,695	145,278	123,789	105,648
Change in fair value of mortgage servicing rights	(138,988)	(170,462)	(219,104)	(59,259)	—
Gain (loss) on sale of mortgage servicing rights	2,461	(5,443)	10	4,763	3,538
Interest income	104,601	102,063	79,194	45,912	41,852
Total revenue, net	605,457	690,314	484,652	1,189,870	1,818,290
Expenses
Salaries, commissions and benefits	146,697	164,971	172,951	213,061	89,437
Direct loan production costs	25,292	18,980	15,518	13,162	14,595
Marketing, travel, and entertainment	25,334	14,138	12,157	10,843	6,454
Depreciation and amortization	10,422	9,034	8,353	7,289	8,749
General and administrative	36,467	39,148	41,289	16,430	28,022
Servicing costs	36,200	29,192	23,067	20,508	29,549
Amortization, impairment and pay-offs of mortgage servicing rights	—	—	—	—	215,390
Interest expense	88,772	90,221	72,673	52,990	53,353
Other (income) expense	4,437	(8,710)	(1,530)	(17,304)	—
Total expenses	373,621	356,974	344,478	316,979	445,549
Earnings before income taxes	231,836	333,340	140,174	872,891	1,372,741
Provision for income taxes	(7,990)	3,483	1,462	12,886	950
Net income	239,826	329,857	138,712	860,005	1,371,791
Net income attributable to non-controlling interest	222,876	304,611	130,448	812,020	N/A
Net income attributable to UWMC	$16,950	25,246	8,264	47,985	N/A

Earnings per share of Class A common stock:
Basic	$0.17	$0.25	$0.08	$0.47	N/A
Diluted	$0.11	$0.16	$0.07	$0.33	N/A
Weighted average shares outstanding:
Basic	97,138,073	101,106,023	102,760,823	103,104,205	N/A
Diluted	1,599,785,759	1,603,710,511	1,605,067,478	1,605,173,992	N/A